Exhibit 99.1

Enviva Partners, LP Shai Even-Executive Vice President and Chief Financial Officer 2019 J.P. Morgan Global High Yield & Leveraged Finance Conference February 27, 2019 (NYSE: EVA)

FORWARD-LOOKING AND CAUTIONARY STATEMENTS Forward-looking statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments, and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, the ability of Enviva to complete acquisitions and realize the anticipated benefits of such acquisitions, impact of compliance with legislation and regulations and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and market data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. 2

ENVIVA: A COMPELLING STORY Fully Contracted Through 2025 $7.9 billion backlog / 9.7 year weighted-average remaining term1 1) 2) 3) Revenue backlog and weighted-average remaining term of off-take contracts are as of February 1, 2019, excluding volumes under the contracts between long-term off-take customers and our Sponsor and the Sponsor's JVs On February 20, 2019, provided full-year 2019 distribution guidance of at least $2.61 per unit Includes all volumes under the firm and contingent off-take contracts held by the Partnership, our Sponsor and the Sponsor's JVs. The Partnership expects to have the opportunity to acquire these contracts from our Sponsor and Sponsor's JVs 3 ~3 Million MTPY World’s largest utility-grade wood pellet producer Advantaged Portfolio of plants and ports Conservative Financial Policy Target 50/50 debt/equity financing $14.6 Billion / 12.3 Years Backlog held by partnership, our Sponsor and Sponsor’s JVs3 Visible Drop-Down Inventory 3+ million MTPY Sponsor development pipeline

ENVIVA SOLVES A GROWING, UNMET CHALLENGE FOR GENERATORS

Major industrial economies in the UK and EU are far short of binding, national-level 2020 and 2030 renewable targets

In addition to renewables targets, Japan is addressing capacity shortage issues following the Fukushima nuclear disaster

Progress To Binding 2020 Renewables Targets[1]


53%
32%
30%
29%
14%
% of Target
% Short
NL
UK
BEL
FR
GER
DK

Wood pellets provide low-cost, drop-in solution
Market growing rapidly: demand forecasted at 12% CAGR through 2023[2]

Enviva is only enterprise supplier of scale

31.4 million MTPY of forecasted global demand in 2023[2]

2023 Industrial Pellet Volume (Millions MTPY)[2]


Asia
13.3
Europe
18.1
Supply Gap
3.6
Identified
Supply
27.9
Demand
Supply

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1) EEA Report No 16/2018: Trends and Projections in Europe 2018. Share of renewables in energy consumption in the EU reached 17.4% in 2017
2) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2018. North American industrial pellet demand forecasted to be 90,000 MTPY in 2023. Identified supply represents total estimated capacity in 2020

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OUR PRODUCT IS THE LOW-COST, DROP-IN SOLUTION FOR COAL

Total System Cost of Electricity in Germany (€ / MWh)[1]


Solar
Onshore Wind
Biomass Conversion
CCGT
Biomass Conversion with CHP
0 €
50 €
100 €
150 €

Levelized Cost of Electricity in Japan in 2020 (US$ / MWh)[2]


Solar
Wind
Dedicated Biomass
CCGT
Biomass Co-Firing
$0
$50
$100
$150
$200
$250

Firm dispatchable capacity

Biomass is the lowest-cost solution and essential complement to intermittent sources of renewables

1) Aurora Energy Research – Biomass conversions & the system cost of renewables (November 2016). Total System Cost of Electricity (TSCE) is the per-megawatthour cost of building and operating a generating plant over an assumed financial life including intermittency, security of supply, balancing, grid expansion, and heat adjustment (applicable for CHP only). Data is for Germany and may not be representative of all the markets in which we or our customers operate. CHP is Combined Heat & Power. Expansion costs are related to the electricity grid only. New build CCGT could require gas grid expansions, the cost of which is not included here

2) IHS Markit: Levelized Cost of Power Generation in Japan, May 8, 2017. Costs are presented in real terms, as of 2020. In contrast to TSCE, Levelized Cost of Electricity (LCOE) does not include the intermittency costs associated with wind and solar power. LCOE for Dedicated Biomass assumes biomass wood-burning power plants with 112 MW of capacity and 40% efficiency

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FAMILIAR MIDSTREAM ACTIVITIES

Qualifying income generated by aggregating a natural resource (timber), processing it into fuel, transporting pellets to deep-water marine storage terminals, and delivering ratably to utility customers



Upstream
Midstream
Downstream
RENEWABLE
Wood Fiber
GATHERING
Processing
Drying
Densifying
STORAGE
Truck
Rail
Vessel
Drax
ENGIE
Lynemouth
Marubeni
MGT
Mitsubishi
Ørsted
Sumitomo
CONVENTIONAL
Coal, Gas, Oil
GATHERING
Processing
Washing
Fractionating
STORAGE
Truck
Pipeline
Rail
Vessel
MPC
Valero

Enviva performs activities similar to midstream MLPs without direct exposure to crude oil or natural gas prices

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NEGATIVE DEPLETION RESOURCE PLAY

Robust Resource with Fragmented Supplier Base



Northampton
75 mi.
Hardwood Roundwood
Pine Roundwood
Open / Farmland

65,000+ private landowners
860 million+ tons of fiber

14 million+ tons net annual fiber excess[1]
1 million tons annual facility demand

Advantaged Resource Availability



24% net growth in volume of wood fiber in Enviva's procurement areas[2]
Wood Fiber (in billion cubic feet)
52
51
50
49
48
47
46
45
44
43
42
41
'00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16
Annual Fiber Growth
Annual Fiber Drain

Wood fiber analog to conventional oil and gas would be adding the proved reserves of nearly two additional Permian Basins in the U.S.[3]

1) FIA Data (EVALIDator; 2017) In the last year where state forest inventory data is available, total wood fiber within the fiber sourcing area for the Partnership's Northampton plant grew by approximately 29.6 million tons and total harvest removals was approximately 15.2 million tons, resulting in 14.4 million tons of excess fiber

2) FIA Data, from 2000 through 2016, in Virginia, North Carolina, Mississippi and Florida, the four primary areas Enviva sources its wood fiber, total wood fiber volume grew by approximately 39.1 billion cubic feet and total wood fiber drain was approximately 29.2 billion cubic feet. As the result, net fiber volume grew by approximately 9.9 billion cubic feet, a net increase of 24% from 2000

3) U.S. Crude Oil and Natural Gas Proved Reserve, Year-end 2017, U.S. Energy Information Administration. As of 12/31/2017, proved oil and natural gas reserves of the U.S. were approximately 122.0 billion barrels of oil equivalent with approximately 16.6 billion barrels of oil equivalents in the Permian Basin

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DURABLE COMPETITIVE ADVANTAGE

Enviva is the world's largest publicly traded global enterprise supplier in a highly fragmented industry with numerous small, single-plant operators

- A "build and copy" approach allows for highly efficient, large-scale production facilities and creates operating leverage
- Multi-plant profile and global scale translate into superior reliability and opportunities for optimization
- Access to robust fiber baskets allows for reliable raw material supply and a flat marginal cost curve for incremental production



Production Capacity (Thousand MTPY)
0
500
1000
1500
2000
2500
3000
3500
4000
4500
# of Plants1
Location
GLOBAL ENTERPRISE SUPPLIERS
Enviva
8
U.S.
Graanul Invest
13
Baltics
Pinnacle Renewable Energy
9
Canada
VERTICALLY-INTEGRATED SUPPLIERS
Drax Biomass
3
U.S.
Georgia Biomass (RWE)
1
U.S.
SMALL & REGIONAL SUPPLIERS
An Việt Phát
1
Vietnam
FRAM Renewable Fuels
3
U.S.
Highland Pellets
1
U.S.
Pacific Bioenergy
3
Canada
Tanac SA
1
Brazil
Enviva's existing production represents approximately 13% of current global utility-grade wood pellet production capacity1
Current Capacity
Under development/construction or financed for completion by 20202

1) Enviva's total production capacity and number of plants are based on nameplate capacities of existing plants, the estimated capacity of the Hamlet and Greenwood plants, which are owned by the Sponsor's JVs, and planned capacity expansion at Southampton and Northampton plants. We expect to have the opportunity to acquire assets or completed development projects from our Sponsor or the Sponsor's JVs in the future. Production capacity and number of plants for other pellet producers are based on Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2018

2) Although the Greenwood plant is included in the category of "under development/construction," it is currently operational

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FULLY CONTRACTED PRODUCTION PROFILE EVA Production Firm Off-Take Contracts4 1) 2) As of February 1, 2019, excluding contracts between our long-term off-take customers and our Sponsor and the Sponsor's JVs Does not take into account other opportunities the Partnership expects to have to increase production capacity, except planned production capacity expansions totaling 400,000 MTPY at the Partnership’s Southampton and Northampton plants, subject to receiving the necessary permits, as announced as part of our Earnings Release as of November 8, 2018 Represents the estimated volumes the Partnership is expected to purchase from the Second JV under the off-take contract for the Greenwood plant’s production and does not include volumes sourced from third parties Contracted volumes in the graph above include only contracts of Enviva Partners, LP or its subsidiaries and do not include volumes under our Sponsor and the Sponsor's JVs’ contracts 3) 4) 9 Sales strategy is to fully contract our production capacity under long-term agreements $7.9 Billion Contracted revenue backlog1 9.7 Years Partnership’s weighted-average remaining term of off-take contracts1 Fully contracted through 2025 Thousand MTPY 2 EVA Purchases3 4,000 3,500 3,000 2,500 2,000 1,500 1,000 500 0 20192020202120222023

INCREASINGLY DIVERSE CUSTOMER BASE

2018 Off-Take Contract Mix[1]


Orsted
Lynemouth
Engie
Drax

~3 million MTPY[1]

2023 Off-Take Contract Mix[2]


Other Japanese Trading Houses
Sumitomo
Marubeni
Mitsubishi
MGT
Drax
Orsted
Engie
Lynemouth

~5.3 million MTPY[2]

~ 37% from Japanese Customers by 2023

12.3 Years[2] weighted-average remaining term

$14.6 Billion[2] contracted revenue backlog

1) Includes base volume only
2) Includes all volumes under the firm and contingent off-take contracts held by the Partnership, our Sponsor and the Sponsor's JVs. The Partnership expects to have the opportunity to acquire these contracts from our Sponsor and Sponsor's JVs

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ENVIVA PARTNERS: PRODUCTION PLANTS AND TERMINAL ASSETS 11 3 million MTPY Throughput Port of Mobile, AL Port of Panama City, FL 730k MTPY Annual Production Capacity Port of Wilmington, NC Amory, MS 120k MTPY Cottondale, FL 600k MTPY Annual Production Capacity Port of Chesapeake, VA 2 million MTPY Throughput Northampton, NC 550k MTPY Ahoskie, NC 415k MTPY Sampson, NC PlantsPorts Southampton, VA 545 MTPY

BUSINESS MODEL MITIGATES RISK Off-take Contracts Long-term, take-or-pay, price determinant with make-whole and market-based damages Predominantly U.S. Dollar denominated Cost pass-throughs and escalators protect against inflation, cost of fiber, and fuel costs Provisions to protect against changes in laws, import duties, and taxes Markets / Financial Conservative balance sheet No direct exposure to crude oil or natural gas prices Customary insurance program geared for operations and scale of business Currency hedges in place to mitigate relatively small amount of foreign currency risk Hedged interest rate risk Operations & Fiber Geographically dispersed fleet of production plants located in strong fiber baskets Strategically located portfolio of ports providing optimal to-port logistics “Build and copy” approach facilitates common processes and operational knowledge Durable cash flows Shipping Long-term, fixed-rate shipping contracts matching off-take tenor and volume Multiple shipping partners Cost of bunker fuel passed through to customer 12 Note: off-take contract terms are examples of various provisions within our portfolio of contracts; no single contract in our portfolio contains every provision listed above

THREE PILLARS OF GROWTH

Organic Growth within the Partnership

- Pricing increases and escalators under existing contracted position
- 400,000 MTPY aggregate production capacity expansion underway at Northampton and Southampton[1]
  - ~$130.0 million expected investment and ~$30.0 million in expected incremental adjusted EBITDA annually[2]
  - Expected completion of construction in the first half of 2020 with startup and commercial operation shortly thereafter
- 7 - 10% anticipated annual organic growth driven by contract price escalations, cost reduction, and productivity improvements
  - 5% increase in nameplate production capacity achieved in 2017 over 2016[3]
  - Reduced delivered fiber costs by approximately 5% in 2017 from 2016 and approximately 2% in 2018 from 2017[4]

Accretive Drop-Downs from Sponsor

- Three drop-downs since IPO including 1.1 million MTPY of production capacity and 3 million MTPY of terminaling capacity
- Visible 2019/2020 drop-down pipeline includes incremental Wilmington terminal adjusted EBITDA, the Hamlet plant, and the Greenwood plant:
  - Incremental adjusted EBITDA from Wilmington terminal with Hamlet volumes
  - One production plant drop-down expected in each of 2019 and 2020
- 3+ million MTPY development pipeline at our Sponsor
  - The Second JV is completing its final investment decision process on a proposed deep-water marine terminal in Pascagoula, MS and a wood pellet production plant in Lucedale, MS.

Third-Party Acquisition Opportunities

- Proven, successful, and selective acquirer
- Acquisitions must compare favorably to Sponsor development pipeline and drop-down economics
- Target opportunities must be core to the business and bring new customer set, strategic capability, and/or geographic diversification

1) Subject to receiving the necessary permits. Additional details are available as part of our Earnings Release as of November 8, 2018; 2) The estimated incremental adjusted EBITDA that can be expected from the expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at the Northampton and Southampton production plants. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the expansions to the most directly comparable GAAP financial measures, please see slide 46; 3) Based on increases in nameplate capacity at the Amory, Ahoskie, Southampton, Northampton, Cottondale, and Sampson plants from 2016 to 2017; 4) Based on decreases in delivered fiber costs for Amory, Ahoskie, Southampton, Northampton, and Cottondale plants from 2016 to 2017 (the Sampson plant is not included as it was not owned by the Partnership for the full year of 2016) and for the Amory, Ahoskie, Southampton, Northampton, Sampson, and Cottondale plants from 2017 to 2018

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VISIBLE GROWTH


Potential to double expected 2019 adj. EBITDA in a few years
$127 – $135
2019 Guidance[1]
~ $25
2019 Plant Drop-Down[2]
~ $25
2020 Plant Drop-Down[2]
$30+
Northampton & Southampton Expansion[3]
~ $25
Potential Plant in Lucedale[2, 4]
+ 7 – 10% anticipated annual organic growth expected in underlying base business without drop-down acquisitions

1) On February 20, 2019, provided full-year 2019 guidance for adjusted EBITDA in a range of $127 million to $135 million. The guidance amounts include the benefit of throughput at the Wilmington terminal from the Hamlet plant for the second half of the year but do not include the impact of any additional acquisitions by the Partnership from the sponsor, its joint ventures, or third parties, or any recoveries related to the costs and losses related to the previously reported fire incident at the Partnership's marine export terminal in Chesapeake, Virginia (the "Chesapeake Incident") and Hurricanes Florence and Michael (the "Hurricane Events"); 2) The estimated incremental adjusted EBITDA that can be expected from a plant drop-down is based on similar plants in our portfolio. Although we expect to have the opportunity to acquire assets or completed development projects, including the Hamlet, Greenwood, and Lucedale plants, from our Sponsor or the Sponsor's JVs in the future, we cannot assure you that our Sponsor or the Sponsor's JVs will be successful in completing their development/improvement projects or that we will successfully negotiate an agreement with our Sponsor or the Sponsor's JVs to acquire such assets or projects; 3) The estimated incremental adjusted EBITDA that can be expected from the Northampton and Southampton expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at these plants; 4) The Second JV is currently developing a wood pellet production plant in Lucedale, Mississippi. Although we expect to have the opportunity to acquire assets or completed development projects from our Sponsor or the Second JV in the future, we cannot assure you that our Sponsor or the Second JV will be successful in completing their development/improvement projects or that we will successfully negotiate an agreement with our Sponsor or the Second JV to acquire such assets or projects

See slides 24 and 25 for reconciliation of estimated adjusted EBITDA to estimated net (loss) income. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the Northampton and Southampton expansions and for Wilmington once the Hamlet plant reaches its expected full production rate to the most directly comparable GAAP financial measures, please see slide 26

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RAPIDLY GROWING CUSTOMER BASE AND DEMAND Nearly Half of renewable energy production in EU is from solid biomass1 25 - 30 Million MTPY of Japanese biomass demand2 1) Eurostat – Renewable Energy Statistics – February 02, 2018. Solid biomass, which includes wood, other biofuel and renewable wastes, represented approximately 49.4% of primary renewable production in the EU-28 in 2016; 15 2)Source: Japan’s Ministry of Economy, Trade and Industry (“METI”); as of June 2018, operating biomass power generation capacity under the feed-in-tariff (“FiT”) scheme reached approximately 2.4 gigawatts (“GWs”) with additional FiT-approved capacity of 8.6 GWs. Estimated demand for biomass of at least 25 to 30 million MTPY is based on Enviva’s conservative estimates. Actual biomass consumption at Japanese power plants may vary Continued growth in European markets, incremental demand from existing customers Asian demand driven by new feed-in tariffs, capacity needs, and renewable standards

ADJACENT MARKETS EXPERIENCING STRONG DEMAND GROWTH WOOD PELLETS ARE LARGELY FUNGIBLE ACROSS INDUSTRIAL AND HEATING MARKETS 1)Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2018. North American industrial pellet demand forecasted to be 90,000 MTPY in each of 2018-2023 16 Metric Tons (000’s) Metric Tons (000’s) Enviva primarily serves the industrial market… Industrial Pellet Forecasted Demand1 30,000 25,000 20,000 15,000 10,000 5,000 0 201820192020202120222023 EuropeAsiaNorth America … but increasingly shipping to another large, growing market Heating Pellet Forecasted Demand1 30,000 25,000 20,000 15,000 10,000 5,000 0 201820192020202120222023 EuropeAsiaNorth AmericaOther

DEVELOPMENT AND EXPANSION OPPORTUNITIES

Sponsor's Development Pipeline – "Build and Copy" Approach


Hamlet, NC
Greenwood, SC
Taylorsville, MS
Epes, AL
Lucedale, MS
Port of Jacksonville, FL
Port of Pascagoula, MS
Plants in the Partnership
Plants under construction / expansion
Plant sites under control / assessment¹
Ports in or leased by the Partnership
Port sites under control / assessment¹

Production Capacity Expansion Underway at Southampton and Northampton Plants



- ~400,000 MTPY expected aggregate capacity expansion
- ~$30.0 million in expected incremental adjusted EBITDA annually[2]
- ~$130.0 million expected investment in additional production assets and emissions control equipment
- Expected completion of expansion activities in the first half of 2020 with startup and commercial operation shortly thereafter

1) Assets under control / assessment are shown at approximate locations
2) The estimated incremental adjusted EBITDA is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at the Northampton and Southampton production plants. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the expansions to the most directly comparable GAAP financial measures, please see slide 46

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STRATEGIC CLUSTERS

Wilmington, NC Cluster



Sampson Plant
Hamlet Plant
Greenwood Plant
Port of Wilmington
Plants
Port

Sampson Plant



- 600,000 MTPY upon achieving full production capacity
- Drop-down acquisition completed in December 2016 and included a long-term contract with Ørsted

Wilmington Terminal



- 3 million MTPY capacity
- Drop-down acquisition completed in October 2017
- $8 million adjusted EBITDA growing to $16 million once the Hamlet plant reaches its expected full production rate of 600,000 MTPY[3,4]

Hamlet Plant[1]



- 600,000 MTPY capacity
- Expected to be operational in the first half of 2019
- Production expected to support our Sponsor's off-take contract to supply the Macquarie MGT Teesside project in the UK

Greenwood Plant[2]



- Expected to increase production capacity to 600,000 MTPY in 2019[5]
- Production will be initially sold to the Partnership under a 4-year off-take contract

1) Currently owned by the First JV
2) Currently owned by the Second JV
3) For a reconciliation of estimated adjusted EBITDA to estimated net (loss) income, please see slide 45. Additional details are available as part of our Earnings Release as of May 10, 2017
4) For an explanation of why we are unable to reconcile the estimated adjusted EBITDA of $16.0 million per year for the Wilmington terminal once the Hamlet plant reaches its expected full production rate to the most directly comparable GAAP financial measures, please see slide 46
5) The Greenwood plant is expected to increase production capacity to 600,000 MTPY in 2019, after production ramp and incremental capital investments have been completed, subject to receipt of necessary permits

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MARKET GROWTH DRIVEN BY APPLICATION DIVERSITY 1) Graph illustrative only. 19 Market Driven Policy Driven Price Per Ton Long-term contracted demand for wood pellet displacement of coal has enabled substantial infrastructure investment in processing and logistics assets Resulting global distribution capability for low cost fiber creates emerging demand from other applications for wood pellets Future Market Application and Potential Size1 Chemicals Polymers Bio-Crude Cellulosic (C5 / C6 sugar) Lignin bi-products Industrial Steam District Heating Loops Retail Heating CHP Combined Heat & Power Coal Displacement

Financial Policy 20 Maintain a conservative financial policy and balanced capital structure • 50/50 debt/equity financing • Target distribution coverage ratio of 1.15x • Strong liquidity between cash on hand and $73 million drawn on the $350 million of revolver as of 12/31/19 Sales strategy is to fully contract our production capacity under long-term off-take contracts • Include terms and provisions that mitigate cash flow risk • Increasing customer diversification with 2 million MTPY contracts with four major Japanese trading houses • Match off-take contracts with fixed-rate shipping contracts • Leverage market position to capitalize on short-term purchase / sale opportunities Stable cash flow generation backed by fleet of assets and global optimization capabilities • Internal continuous improvement focus results in annual productivity increases • Maintain industry leading position and competitive advantage, leveraging fleet of production and logistics assets and optimizing within portfolio of offtake contracts • Diverse supply base Minimize cash flow risk and continue to generate durable cash flow • No direct exposure to crude or natural gas prices • Interest rate and currency exposures programmatically hedged • Insulate partnership from construction and ramp risk for new plants

FINANCIAL RESULTS

$ MILLIONS, EXCEPT PER METRIC TON AND PER UNIT DATA	THREE MONTHS ENDED		FULL YEAR	
	31-Dec-18	31-Dec-17	31-Dec-18	31-Dec-17
NET REVENUE	$168,673	$161,008	$573,741	$543,221
COST OF GOODS SOLD	$144,144	$135,287	$504,300	$464,419
GROSS MARGIN	$24,529	$25,721	$69,441	$78,802
AGM PER METRIC TON	$36.23	$47.43	$38.81	$45.38
AGM PER METRIC TON, (adjusted for ASC 606)[1]	$36.23	$43.88	$38.81	$42.19
NET INCOME	$9,387	$7,898	$6,952	$14,373
ADJUSTED NET INCOME[2]	$13,580	$7,898	$21,470	$14,373
ADJUSTED EBITDA[2]	$33,760	$31,939	$102,631	$102,381
DISTRIBUTABLE CASH FLOW[3]	$23,154	$22,068	$63,789	$67,731
DISTRIBUTION PER UNIT[4]	$0.64	$0.62	$2.53	$2.36

Fourteenth consecutive distribution increase since the initial public offering

1) As of January 1, 2018, the Partnership adopted Financial Accounting Standards Board Accounting Standards Codification 606 ("ASC 606"). For periods before January 1, 2018, AGM per metric ton has been adjusted to reflect the impact of ASC 606 for comparison purposes only
2) Include $4.0 million increase to Adjusted Net Income and Adjusted EBITDA related to the Chesapeake Incident and Hurricane Events for the fourth quarter of 2018. The $4 million is comprised of: an increase of $8.3 million for costs incurred during the fourth quarter of 2018 plus an increase of $4.9 million for costs identified from new information arising during the fourth quarter of 2018 but incurred and recorded during the first nine months of 2018, offset by a decrease of $9.3 million for insurance recoveries related to costs incurred during the first nine months of 2018.
3) Prior to any distributions paid to our general partner
4) Per limited partner unit

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Appendix: Financial Information 22

NON-GAAP FINANCIAL MEASURES This presentation contains certain financial measures that are not presented in accordance with GAAP. Although they should not be considered alternatives to the GAAP presentation of the financial results of the Partnership, management views such non-GAAP measures as important to reflect the Partnership’s actual performance during the periods presented. Non-GAAP Financial Measures We use adjusted net income, adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow to measure our financial performance. Adjusted Net Income We define adjusted net income as net income excluding certain expenses incurred related to the Chesapeake Incident and the Hurricane Events, consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as interest expense associated with incremental borrowings related to the Chesapeake Incident. We believe that adjusted net income enhances investors’ ability to compare the past financial performance of our underlying operations with our current performance separate from certain items of gain or loss that we characterize as unrepresentative of our ongoing operations. Adjusted Gross Margin per Metric Ton We use adjusted gross margin per metric ton to measure our financial performance. We define adjusted gross margin as gross margin excluding asset disposals, depreciation and amortization, changes in unrealized derivative instruments related to hedged items included in gross margin, and certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to the Chesapeake Incident and Hurricane Events, consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as employee compensation and other related costs allocated to us in respect of the Chesapeake Incident and the Hurricane Events pursuant to our management services agreement with an affiliate of our sponsor for services that could otherwise have been dedicated to our ongoing operations. We believe adjusted gross margin per metric ton is a meaningful measure because it compares our revenue-generating activities to our operating costs for a view of profitability and performance on a per metric ton basis. Adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets. 23

NON-GAAP FINANCIAL MEASURES - Continued Adjusted EBITDA We view adjusted EBITDA as an important indicator of our financial performance. We define adjusted EBITDA as net income or loss excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, non-cash unit compensation expense, asset impairments and disposals, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, and certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to the Chesapeake Incident and Hurricane Events, consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as employee compensation and other related costs allocated to us in respect of the Chesapeake Incident and the Hurricane Events pursuant to our management services agreement with an affiliate of our sponsor for services that could otherwise have been dedicated to our ongoing operations. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs, debt premium, original issue discounts, and the impact from incremental borrowings related to the Chesapeake Incident. We use distributable cash flow as a performance metric to compare the cash-generating performance of the Partnership from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure. Limitations of Non-GAAP Measures Adjusted net income, adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with accounting principles generally accepted in the United States (“GAAP”). We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted net income, adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 24

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of the estimated range of distributable cash flow and adjusted EBITDA to the estimated range of net income. 1)Additional details are available as part of our Earnings Release as of February 20, 2019 25 The guidance amounts provided above include the benefit of throughput at the Wilmington terminal from the Hamlet plant for the second half of the year, but do not include the impact of any additional acquisitions by the Partnership from our sponsor, its joint ventures, or third parties, or any recoveries related to the Chesapeake Incident or the Hurricane Events.1 TWELVE MONTHS ENDED DECEMBER 31, 2019 ESTIMATED NET INCOME $31.0 - 39.0 ADD: DEPRECIATION AND AMORTIZATION $44.5 INTEREST EXPENSE $39.8 NON-CASH UNIT COMPENSATION EXPENSE $9.7 OTHER NON-CASH EXPENSES $2.0 ESTIMATED ADJUSTED EBITDA $127.0 - 135.0 LESS: INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS, DEBT PREMIUM AND ORIGINAL ISSUE DISCOUNT $38.6 MAINTENANCE CAPITAL EXPENDITURES $6.3 ESTIMATED DISTRIBUTABLE CASH FLOW $82.1 - 90.1

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of estimated adjusted EBITDA to estimated net (loss) income, in each case for the twelve months ending December 31, 2019, associated with the Wilmington terminal and related contracts (in millions), without accounting for anticipated throughput from the Hamlet plant: 26 TWELVE MONTHS ENDING DECEMBER 31, 2019 ESTIMATED NET (LOSS) INCOME $0.90 ADD: DEPRECIATION AND AMORTIZATION $4.30 INTEREST EXPENSE $2.80 ESTIMATED ADJUSTED EBITDA $8.00

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) Our Sponsor’s estimates of incremental adjusted EBITDA for the Wilmington terminal, the Hamlet plant, the Greenwood plant and the Lucedale plant are based on numerous assumptions that are subject to significant risks and uncertainties. The assumptions underlying our Sponsor’s estimates of incremental adjusted EBITDA generated by certain of its assets are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. A reconciliation of Wilmington’s estimated incremental adjusted EBITDA to account for anticipated throughput from the Hamlet plant to the closest GAAP financial measure, and an estimate of incremental adjusted EBITDA for the Hamlet plant, the Greenwood plant, the Lucedale plant, or other potential drop-downs of deep-water marine terminal(s) or wood pellet production plant(s), are not provided because the GAAP net income to be generated by the Wilmington terminal, the Hamlet plant, the Greenwood plant, the Lucedale plant, or other potential drop-downs of deep-water marine terminal(s) or wood pellet production plant(s) is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the additional payment for the Wilmington terminal due upon first deliveries from the Hamlet plant, the Hamlet drop-down, the Greenwood drop-down, the Lucedale drop-down, or other potential drop-downs of deep-water marine terminal(s) or wood pellet production plant(s) is not available at this time. Our estimate of incremental adjusted EBITDA from the planned expansions at Southampton and Northampton production plants (the “Mid-Atlantic Expansions”) is based on numerous assumptions that are subject to significant risks and uncertainties. Those assumptions are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from such estimate. A reconciliation of the estimated incremental adjusted EBITDA expected to be generated by the Mid-Atlantic Expansions to the closest GAAP financial measure, net income, is not provided because net income expected to be generated by the expansions is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the expansions and depreciation are not available at this time. 27 env1va Contact: Ray Kaszuba Senior Vice President, Finance and Treasurer +1240-482-3856 ir@enviva partners.com